Exhibit 10.1

This VOTING AGREEMENT, dated as of November 14, 2016 (this “Agreement”), is by and among Regency Centers Corporation, a Florida corporation (“Raven”), Gazit-Globe Ltd., an Israeli limited liability corporation (“Gazelle”), MGN America, LLC, a Delaware limited liability company (“Gazelle I”), Gazit First Generation LLC, a Delaware limited liability company (“Gazelle II”), Silver Maple (2001) Inc., a Delaware corporation (“Gazelle III”), MGN (USA) Inc., a Nevada corporation (“Gazelle IV”), MGN America 2016, LLC, a Delaware limited liability company (“Gazelle V”), MGN USA 2016, LLC, a Delaware limited liability company (“Gazelle VI”) and Ficus, Inc., a Delaware corporation (“Gazelle VII,” and together with Gazelle, Gazelle I, Gazelle II, Gazelle III, Gazelle IV, Gazelle V and Gazelle VI, the “Gazelle Stockholders”). Raven, Gazelle, Gazelle I, Gazelle II, Gazelle III, Gazelle, IV, Gazelle V, Gazelle VI and Gazelle VII are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Raven and Equity One, Inc., a Maryland Corporation (“Eagle”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), that provides, among other things, for the merger of Eagle with and into Raven (the “Merger”), with Raven being the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition and an inducement to Raven’s willingness to enter into the Merger Agreement, Raven has required that the Gazelle Stockholders agree, and the Gazelle Stockholders have agreed to, enter into this Agreement with respect to all common stock, par value $0.01 per share, of Eagle (the “Eagle Common Stock”) that the Gazelle Stockholders Beneficially Own, or own of record;

WHEREAS, each of the Gazelle Stockholders are the beneficial or record owners, and have either sole or shared voting power over, such number of shares of the Eagle Common Stock as is indicated opposite each such Gazelle Stockholder’s name on Schedule A attached hereto; and

WHEREAS, Raven desires that the Gazelle Stockholders agree, and the Gazelle Stockholders are willing to agree, subject to the exceptions herein, not to Transfer (as defined below) any of their Subject Securities (as defined below), and to vote their Subject Securities in a manner so as to facilitate consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Expiration Time” shall mean the earliest to occur of (i) the Effective Time, (ii) the delivery of written notice by Gazelle to Raven at any time following a Change in Eagle Recommendation made in compliance with the Merger Agreement, (iii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof and (iv) the termination of this Agreement by mutual written consent of the Parties.

“Permitted Transfer” shall mean, in each case, with respect to each Gazelle Stockholder, so long as (i) such Transfer is in accordance with applicable Law and (ii) such Gazelle Stockholder is, and at all times has been, in compliance with this Agreement, any (a) Transfer of Subject Securities by the Gazelle Stockholder to another Gazelle Stockholder or to an Affiliate of such Gazelle Stockholder, so long as such Affiliate, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to Raven, pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to such Gazelle Stockholder and otherwise become a party for all purposes of this Agreement, (b) any Transfer of Subject Securities to a bona fide financial institution (a “Pledgee”) pursuant to a bona fide margin loan, pledge agreement or other similar agreement (a “Pledging Agreement” and any such Pledging Agreement existing as of the date of hereof (and including any amendments thereto solely to permit the Merger), an “Existing Pledging Agreement”) with such Pledgee to secure any obligations of a Gazelle Stockholder or its Affiliates under such financing arrangements, the foreclosure by such Pledgee on pledged Subject Securities and the subsequent Transfer thereof by such financial institution (“Pledging Activity”); provided, that in connection with any Pledging Activity (x) not in accordance with the terms existing on the date hereof of any Existing Pledging Agreement or (y) pursuant to a Pledging Agreement entered into after the date of this Agreement, prior to such foreclosure or Transfer such Pledgee shall execute a joinder to this Agreement, in form and substance reasonably acceptable to Raven, pursuant to which such Pledgee agrees to be subject to the voting obligations set forth in Section 3 of this Agreement with respect to the Subject Securities so foreclosed on or Transferred, or (c) any Transfer of Subject Securities by will or by operation of law or for estate or tax planning purposes (including transfers to any family members or trusts) or for charitable giving, so long as, other than in the case of any such Transfer upon death or disability, such transferee, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to Raven, pursuant to which such transferee agrees be subject to the restrictions and obligations applicable to such Gazelle Stockholder in this Agreement with respect to the Subject Securities so Transferred; provided that notwithstanding the foregoing, other than in the case of a foreclosure and resulting Transfer, no such Transfer pursuant to clauses (a), (b) or (c) shall relieve the transferring Gazelle Stockholder from its obligations under this Agreement and, in the case of clause (b), the sole right to vote such Subject Securities shall remain with the applicable Gazelle Stockholder absent a foreclosure by a Pledgee.

“Subject Securities” shall mean, collectively, shares of Eagle Common Stock and New Eagle Common Stock.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person, or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

2. Agreement to Retain Subject Securities.

2.1 Transfer and Encumbrance of Subject Securities. Other than a Permitted Transfer, hereafter until the Expiration Time, no Gazelle Stockholder shall, with respect to any Subject Securities Beneficially Owned by such Gazelle Stockholder, (a) Transfer any such Subject Securities, or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

2.2 Additional Purchases; Adjustments. Each Gazelle Stockholder agrees that any shares of Eagle Common Stock and any other shares of capital stock or other voting equity securities of Eagle that such Gazelle Stockholder purchases or otherwise acquires or with respect to which such Gazelle Stockholder otherwise acquires voting power (or with respect to which the Gazelle Stockholders collectively acquire voting power) after the execution of this Agreement and prior to the Expiration Time (the “New Eagle Common Stock”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Eagle Common Stock. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Eagle affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Gazelle Stockholder’s Subject Securities shall occur (other than pursuant to a Pledging Agreement as in effect as of the date of this Agreement), the transferor shall use reasonable best efforts to cause the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) to take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3. Agreement to Vote and Approve. Hereafter until the Expiration Time, at every meeting of the stockholders of Eagle called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Eagle with respect to any of the following matters, each Gazelle Stockholder shall, and shall cause each holder of record on any applicable record date to (including via proxy), vote the Subject Securities: (a) in favor of (i) the approval of the Merger, and (ii) any proposal to adjourn or postpone such meeting of stockholders of Eagle to a later date if there are not sufficient votes to approve the Merger; and (b) against (i) any Acquisition Proposal, Acquisition Agreement or any of the transactions contemplated thereby, (ii) any action which would reasonably be expected to materially delay, materially postpone or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (iii) any action which would reasonably be expected to result in a material breach of any representation, warranty, covenant or agreement of Eagle in the Merger Agreement.

4. Representations and Warranties of the Gazelle Stockholders. Each Gazelle Stockholder hereby severally represents and warrants to Raven as follows:

4.1 Due Authority. Such Gazelle Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Gazelle Stockholder and constitutes a valid and binding agreement of such Gazelle Stockholder enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and general principles of equity).

4.2 Ownership of the Eagle Common Stock. As of the date hereof, such Gazelle Stockholder (a) Beneficially Owns the shares of Eagle Common Stock indicated on Schedule A hereto opposite such Gazelle Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement, and (b) has sole voting power over all of the shares of Eagle Common Stock Beneficially Owned by such Gazelle Stockholder. As of the date hereof, such Gazelle Stockholder does not Beneficially Own any capital stock or other securities of Eagle other than the shares of Eagle Common Stock set forth on Schedule A opposite such Gazelle Stockholder’s name. As of the date hereof, such Gazelle Stockholder does not Beneficially Own any rights to purchase or acquire any shares of voting stock or other voting securities of Eagle except as set forth on Schedule A opposite such Gazelle Stockholder’s name.

4.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Gazelle Stockholder does not, and the performance by such Gazelle Stockholder of the obligations under this Agreement and the compliance by such Gazelle Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any Laws applicable to such Gazelle Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Eagle Common Stock Beneficially Owned by such Gazelle Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Gazelle Stockholder is a party or by which such Gazelle Stockholder is bound, except in each case as would not reasonably be expected to impair or adversely affect the ability of such Gazelle Stockholder to perform such Gazelle Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to such Gazelle Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Gazelle Stockholder of the transactions contemplated hereby, except in each case as would not reasonably be expected to impair or adversely affect the ability of such Gazelle Stockholder to perform such Gazelle Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4.4 Absence of Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding (whether judicial, arbitral, administrative or other) (each an “Action”) pending against, or, to the knowledge of such Gazelle Stockholder, threatened against or affecting, such Gazelle Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of such Gazelle Stockholder to perform such Gazelle Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4.5 Ownership of Raven Common Stock. As of the date hereof, such Gazelle Stockholder does not Beneficially Own any shares of Raven Common Stock.

5. Termination. This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time.

6. No Solicitation; No Acquisitions of Raven Common Stock. Each Gazelle Stockholder agrees that neither it nor any of its Affiliates, directors, officers and employees of it, and that it shall instruct and use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, take any action that would violate Section 5.4 of the Merger Agreement if such Person were deemed Eagle for purposes of Section 5.4 of the Merger Agreement. Each Gazelle Stockholder agrees that, without the prior written consent of Raven, neither it nor any of its Affiliates shall purchase or acquire, directly or indirectly, Beneficial Ownership of any shares of Raven Common Stock.

7. Waiver of Certain Actions. Each Gazelle Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against Raven, Eagle or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Board of Directors of Eagle or Raven in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

8. Miscellaneous.

8.1 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose of this Agreement.

8.2 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. This Section 8.2 shall not be deemed to prevent Raven from engaging in any merger, consolidation or other business combination transaction.

8.3 Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (a) Raven, and (b) Gazelle. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by facsimile (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to any of the Gazelle Stockholders, to it at:

1 Hashalom St. Tel-Aviv
Israel 6789201
	Fax No.:	972 3 696 1910
	Attention:	Sarah Azulay

With copies (which shall not be considered notice) to:

Equity One, Inc.
410 Park Avenue, Suite 1220
New York, New York 10022
	Fax No.:	(212) 253-4149
	Attention:	General Counsel

and

Meitar, Liquornik, Geva & Leshem Brandwein
16 Abba Hillel Road
Ramat Gan, Israel 5250608
Fax No.: 972-3-6103111
	Attention:	Maya Liquornik

(b)	if to Raven, to:

Regency Centers Corporation
One Independent Drive, Suite 114
Jacksonville, FL 32202
	Attention:	General Counsel
	Fax No.:	(904) 356-8214

With a copy (which shall not be considered notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Fax: (212) 403-2000
	Attention:	Adam O. Emmerich
Robin Panovka
Edward J. Lee

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

8.5 Gazelle Stockholder Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the Gazelle Stockholders, shall be made by, and shall be valid and binding upon, all Gazelle Stockholders, if made by Gazelle.

8.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to any choice of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

8.7 Submission to Jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising under or relating to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware (or if such court declines to accept jurisdiction over a particular matter, any state or Federal court located within the State of Delaware) (the “Chosen Courts”) and, solely in connection with such claims, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to the laying of venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (d) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. The consent to jurisdiction set forth in this Section 8.7 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 8.7. The Parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

8.8 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief (without the requirement of posting a bond or other security) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity.

8.9 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the Parties and each such Party’s respective heirs, successors and permitted assigns.

8.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

8.11 Entire Agreement. This Agreement and the Governance Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

8.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

8.13 No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed and delivered by all parties thereto, and (b) this Agreement is executed and delivered by the Parties.

8.14 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated; provided, that if the Merger is consummated, Raven shall promptly reimburse the Gazelle Stockholders for all reasonable and documented out-of-pocket fees and expenses of third party accountants and legal advisors incurred in connection with the evaluation, negotiation and consummation of the Merger, in an aggregate amount not to exceed $500,000.

8.15 Action in Gazelle Stockholder Capacity Only. Notwithstanding anything to the contrary in this Agreement, (a) no Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of Eagle shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer of Eagle and (b) the Parties acknowledge and agree that this Agreement is entered into by the Gazelle Stockholders solely in their capacity as the Beneficial Owners of shares of Eagle Common Stock and nothing in this Agreement shall restrict in any respect any actions taken by the Gazelle Stockholders or their designees or Representatives who are a director or officer of Eagle solely in his or her capacity as a director or officer of Eagle. For the avoidance of doubt, nothing in this Section 8.15 shall in any way modify, alter or amend any of the terms of the Merger Agreement.

8.16 Documentation and Information. Except (a) for communications consistent with the final form of joint press release announcing the Merger and the investor presentation given to investors on the day of announcement of the Merger or (b) as may be required by applicable Law or stock exchange rule or regulation (provided that reasonable notice of any such disclosure will be provided to Raven), no Gazelle Stockholder shall make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Raven (such consent not to be unreasonably withheld). Each Gazelle Stockholder consents to and hereby authorizes Raven and Eagle to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Raven reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, such Gazelle Stockholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of such Gazelle Stockholder’s commitments and obligations under this Agreement, and such Gazelle Stockholder acknowledges that Raven may, in Raven’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Each Gazelle Stockholder agrees to promptly give Raven any information it may reasonably require for the preparation of any such disclosure documents, and such Gazelle Stockholder agrees to promptly notify Raven of any required corrections with respect to any written information supplied by such Gazelle Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

8.17 Obligation to Update Schedule A. The Gazelle Stockholders agree that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by any Gazelle Stockholder, the Gazelle Stockholders will, as promptly as practicable following the completion of such acquisition or Transfer, notify Raven in writing of such acquisition or Transfer and the Parties will update Schedule A to reflect the effect of such acquisition or Transfer.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

REGENCY CENTERS CORPORATION

By:	/s/ Martin E. Stein, Jr.
Name:	Martin E. Stein, Jr.
Title:	Chairman and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

MGN AMERICA, LLC

By:	/s/ Adi Jemini
Name:	Adi Jemini
Title:	Chief Financial Officer

By:	/s/ Chaim Katzman
Name:	Chaim Katzman
Title:	Authorized Signatory

GAZIT FIRST GENERATION LLC

By:	/s/ Adi Jemini
Name:	Adi Jemini
Title:	Chief Financial Officer

By:	/s/ Chaim Katzman
Name:	Chaim Katzman
Title:	Authorized Signatory

SILVER MAPLE (2001) INC.

By:	/s/ Adi Jemini
Name:	Adi Jemini
Title:	Chief Financial Officer

By:	/s/ Chaim Katzman
Name:	Chaim Katzman
Title:	Authorized Signatory

[Signature Page to Voting Agreement]

MGN (USA) INC.

By:	/s/ Adi Jemini
Name:	Adi Jemini
Title:	Chief Financial Officer

By:	/s/ Chaim Katzman
Name:	Chaim Katzman
Title:	Authorized Signatory

MGN AMERICA 2016 LLC

By:	/s/ Adi Jemini
Name:	Adi Jemini
Title:	Chief Financial Officer

By:	/s/ Chaim Katzman
Name:	Chaim Katzman
Title:	Authorized Signatory

MGN USA 2016 LLC

By:	/s/ Adi Jemini
Name:	Adi Jemini
Title:	Chief Financial Officer

By:	/s/ Chaim Katzman
Name:	Chaim Katzman
Title:	Authorized Signatory

[Signature Page to Voting Agreement]

FICUS, INC.

By:	/s/ Adi Jemini
Name:	Adi Jemini
Title:	Chief Financial Officer

By:	/s/ Chaim Katzman
Name:	Chaim Katzman
Title:	Authorized Signatory

GAZIT-GLOBE, LTD.

By:	/s/ Adi Jemini
Name:	Adi Jemini
Title:	Chief Financial Officer

By:	/s/ Chaim Katzman
Name:	Chaim Katzman
Title:	Authorized Signatory

[Signature Page to Voting Agreement]

SCHEDULE A

Gazelle Stockholder	Number of Shares of Eagle Common Stock Beneficially Owned	Number of Shares of Eagle Common Stock Owned of Record
MGN America, LLC	6,069,847	0
Gazit First Generation LLC	10,812,312	3,544,665
Silver Maple (2001) Inc.	8,893,208	6,436,650
MGN (USA) Inc.	241,754	241,754
MGN America 2016, LLC	12,822,150	0
MGN USA 2016, LLC	5,406,380	0
Ficus, Inc.	5,386,856	5,386,856
Gazit-Globe, Ltd.	49,632,507	0